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Exhibit 3.4 Amendment to the Articles of Incorporation of StarMed, Inc.
            (Arizona)

      EXPEDITED
AZ CORP COMMISSION FILED

0940527-1
2001 Jan 23 2:02
APPR  Mary Baines
DATE APPR 1-23-01
TERM
DATE     TIME

                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                               STARMED GROUP. INC.
                               -------------------

KNOW ALL THESE MEN BY THESE PRESENTS:

           That we, the undersigned, have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Arizona, and do hereby adopt the following Amended Articles of Incorporation.

                                    ARTICLE I

           The name of this Corporation shall be "StarMed Group, Inc."

                                   ARTICLE II

           The objects and purposes of this Corporation and the general nature of the business it initially proposes to transact are set forth below.

                  (a) The Object and purpose of this Corporation are to conduct any or all manner and kind of lawful business for which corporations may be incorporated under the laws of the State of Arizona, and this Corporation shall be deemed for all purposes to have the authority and power to transact all or any such manner and kind of business: the Corporation's powers, objects and purposes as aforesaid shall include, but not be limited to, the several powers, objects and purposes set forth in Arizona Revised Statutes, Title 10, Chapters 1-17, as in effect on the date hereof, which are hereby incorporated herein by this reference,

                  (b) The character of the business which this Corporation initially (and thereafter) intends to conduct within the State of Arizona (and elsewhere) is as follows; namely, the import and export of medicinal products. The descriptions aforesaid of the business initially intended to be conducted by this Corporation shall not in any way limit (i) the character of business hereafter to be conducted by this Corporation; or (ii) the generality of Paragraph (a) of this
         Article II.

                                   ARTICLE III

         The authorized capital stock of this Corporation shall be 50,000,000 shares of common stock having a par value of one cent ($0.01). The shares of capital stock of this Corporation shall be issuable for such consideration as is specified by the Board of Directors in its sole discretion (provided the same is not inconsistent with applicable law or the express provisions of these.Articles), and upon receipt by this Corporation of the consideration so specified, the shares so issued shall be deemed to be fully paid and non-assessable for all purposes. Neither the shares so issued nor their holders shall have any preferential or preemptive rights with respect to other shares of this Corporation's capital stock, whether now or hereafter authorized.


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                                   ARTICLE IV

         This corporation hereby appoints Edward Talbot, 9960 Tatum Circle, Prescott Valley, Arizona 86314, as statutory agent of this Corporation. The Board of Directors may, at any time, effect the revocation of this or any other appointment of such agent.

                                    ARTICLE V

         The business and affairs of this Corporation shall be conducted by a Board of Directors of not less than one (1) nor more than twenty-five (25) members, as established from time to time by said Board. The following named persons shall constitute the first Board of Directors, the size of which is set at three:

Herman R. Rappaport        Joel Feinstein, M.D.          Hector Rodriguez, M.D.
2170 Century Park East,    8831 W. 3rd St., Suite 825E   9400 Brighton Way
Suite 1007                                               #301
Los Angeles, CA 90067      Los Angeles, CA 90048         Beverly Hills, CA 90210

                                   ARTICLE VI

         The incorporators of the corporation and their addresses are as follows:

Herman R. Rappaport        Joel Feinstein, M.D.          Hector Rodriguez, M.D.
2170 Century Park East,    8831 W. 3rd St., Suite 825E   9400 Brighton Way
Suite 1007                                               #301
Los Angeles, CA 90067      Los Angeles, CA 90048         Beverly Hills, CA 90210

                                   ARTICLE VII

         The holders from time to time of the common stock of the corporation shall have preemptive or other similar right or option with respect to shares of capital stock proposed to be offered or issued by this Corporation, including treasury stock. No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than sixty (60) days.

                                  ARTICLE VIII

         The Board of Directors shall have the authority to effect a distribution from capital surplus of this Corporation to the holders of its outstanding capital stock, subject to the requirements of applicable law.

                                   ARTICLE IX

         The corporation may apply any part or all of its capital surplus to the reduction or elimination of any deficit arising from losses however incurred but only after first eliminating the earned surplus, if any, of the corporation by applying such losses against earned surplus and only to the extent that such losses exceed the earned surplus, if any, and only upon the affirmative vote of the holders of a majority of the issued and outstanding stock of the corporation at a meeting duly and properly noticed and held.

                                        2


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                                    ARTICLE X

         To the fullest extent permitted by Title 10, Chapter 2 of the Arizona Revised Statutes as the same exists or may hereafter be amended, no director shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she was or is an officer, director, employee or agent of the corporation; This indemnification shall be mandatory in all circumstances in which indemnmcation is permitted by law and no repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall adversely affect any right or protection of a director existing at the time of such repeal or modification.

                                   ARTICLE XI

      The Board of Directors of the corporation may, from time to time, cause the corporation to purchase its own shares of stock to the extent of the unreserved and unrestricted earnings in capital surplus of the corporation.

         IN WITNESS WHEREOF the undersigned have caused these Amended Articles to be executed as of the 18 day of January 2001.

                                                HERMAN H. RAPPAPORT

                                                STEVEN L. ROSENBLATT, M.D.

                                        3


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      STATE OF CALIFORNIA    )
                             )ss.
      County of Los Angeles  )

           On this, the 18th day of JANUARY 2001, before me, the undersigned Notary Public, personally appeared Herman H. Rappaport, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same for the purposes therein contained.

           IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                          Martha Sevilla
                                                          Notary Public
My Commission Expires:

         11-22-2003

STATE OF CALIFORNIA    )
                       )ss.
County of Los Angeles  )

         On this, the 18th day of JANUARY, 2001 before me, the undersigned Notary Public, personally appeared Steven L. Rosenblatt, M.D., to be the person whose name is subscribed to the within he executed the same for the purposes therein contained.

           IN WITNESS WHEREOF, I have hereunto set my band and official seal.

                                                          Nelia S. Pornillosa
                                                          Notary PublicI

o   My Commission Expires:
      4/23/2004